Exhibit 99.1

Contacts:	Investors:
Sujan Jain	Kristine Mozes
Transmeta Corporation	Mozes Communications LLC
(408) 919-3000	(781) 652-8875
TRANSMETA REPORTS THIRD QUARTER 2007 RESULTS
SANTA CLARA, CA. – Nov. 7, 2007 – Transmeta Corporation (NASDAQ: TMTA) today announced financial results for the third quarter of fiscal 2007, ended September 30, 2007.
Revenue for the third quarter of 2007 was $44,000, which included $43,000 of services revenue and $1,000 of license revenue for royalty payments. This compared with revenue of $171,000 in the second quarter of 2007, which included $146,000 of services revenue and $25,000 of end-of-life product revenue.
All share and per share data included in this press release have been retroactively adjusted to account for the effect of the one-for-20 reverse stock split that the Company effected on August 17, 2007. Net loss attributable to common shareholders for the third quarter of 2007 was $12.7 million, or a loss of $1.24 per share, compared with a net loss of $11.5 million, or a loss of $1.15 per share, in the second quarter of 2007. The third quarter of 2007 results included restructuring charges totaling $109,000, non-cash charges of $1.7 million for amortization of intangible assets and non-cash charges of $3.6 million for the beneficial conversion feature of the Series B Preferred Stock sold to AMD in July 2007.
Gross margin for the third quarter of 2007 was 59 percent, compared with a gross margin of 53 percent in the second quarter of 2007.
The Company’s cash, cash equivalents and short term investments at September 30, 2007 totaled $28.6 million, including the approximate $7.0 million in net proceeds that Transmeta received from AMD’s investment in the Company in July 2007, and the approximate $11.6 million in net proceeds that the Company received from its securities offering in September 2007. The Company continues to be debt free.
In October, Transmeta entered into an agreement with Intel Corporation providing for a settlement of all claims between the two companies and for the licensing of the Transmeta patent portfolio to Intel for use in current and future Intel products. The agreement will grant Intel a perpetual non-exclusive license to all Transmeta patents and patent applications, including any patent rights later acquired by Transmeta, now existing or as may be filed during the next ten years. Under the agreement, Transmeta will grant to Intel a non-exclusive paid-up license and transfer technology related to Transmeta’s LongRun and LongRun2 technologies and future improvements. Under the agreement, Intel will covenant not to sue Transmeta for the development and licensing to third parties of Transmeta’s LongRun and LongRun2 technologies. The agreement provides for Intel to make an initial $150 million payment to Transmeta as well as to pay Transmeta an annual license fee of $20 million for each of the next five years.
“During the third quarter, we reinforced our relationship with AMD through the strategic investment that AMD made in Transmeta in July 2007. In addition, we raised about $11.6 million in net proceeds from our securities offering in September 2007 and completed the restructuring program that we started earlier this year,” said Les Crudele, president and CEO. “In October, we resolved our patent litigation with Intel, pursuant to an agreement that provides for Transmeta to receive an initial payment of $150 million and future payments of $20 million per year for each of the next five years. We believe these funds will give us the financial flexibility to execute on our strategy of developing and licensing our intellectual property. Having completed our restructuring, resolved our patent litigation, and taken steps to significantly strengthen our balance sheet, we can now concentrate our attention on developing our technology, building our licensing business, putting the building blocks in place to expand our customer base and creating long-term shareholder value.”
Conference Call
As previously announced, Transmeta’s management will host a conference call today at 5:00 p.m. Eastern time / 2:00 p.m. Pacific time to discuss the operating performance for the quarter. The conference call will be available live over the Internet at the investor relations section of Transmeta’s website at www.transmeta.com. To listen to the conference call, please dial (913) 312-0697. A recording of the conference call will be available for one week, starting one hour after the completion of the call, until 11:59 p.m. Pacific time on November 14, 2007. The phone number to access the recording is (888) 203-1112, and the passcode is 4283177. For callers outside the U.S., please dial (719) 457-0820, with the same passcode.
About Transmeta Corporation
Transmeta Corporation develops and licenses innovative computing, microprocessor and semiconductor technologies and related intellectual property. Founded in 1995, we first became known for designing, developing and selling our highly efficient x86-compatible software-based microprocessors, which deliver a balance of low power consumption, high performance, low cost and small size suited for diverse computing platforms. We are presently focused on developing and licensing our advanced power management technologies for controlling leakage and increasing power efficiency in semiconductor and computing devices, and in licensing our computing and microprocessor technologies to other companies. To learn more about Transmeta, visit www.transmeta.com.
Safe Harbor Statement
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this release, and we will not necessarily provide updates of our projections or other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from our actual results or future events. Important risk factors that could have material or adverse effects on our results include practical difficulties in implementing our restructuring plan and modifying our business model, the potential loss of key technical and business personnel, uncertainty about the adoption and market acceptance of our technology offerings by current and potential customers and licensees, our inability to predict or ensure that third parties will license our technologies or use our technologies to generate royalties, difficulties in developing our technologies in a timely and cost effective manner, patents and other intellectual property rights, and other risk factors. We urge investors to review our filings with the Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-Q and 8-K, which describe these and other important risk factors that could have an adverse effect on our results. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Transmeta and LongRun2 are trademarks of Transmeta Corporation. All other product or service names mentioned herein are the trademarks of their respective owners.

Transmeta Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2007	December 31, 2006
	(Unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$19,629	$11,595
Short-term investments	8,976	29,955
Accounts receivable, net	45	310
Prepaid and other current assets	2,332	2,729

Total current assets	30,982	44,589

Property, plant and equipment, net	376	758
Patents and patent rights, net	4,100	9,234
Other assets	1,010	2,148

TOTAL ASSETS	$36,468	$56,729

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,171	$1,467
Accrued compensation and related compensation liabilities	834	3,245
Deferred income, net	—	15
Other accrued liabilities	4,388	3,015
Advances from customers	—	1,320
Current portion of accrued restructuring costs	2,592	1,996
Current portion of long-term payables	600	667

Total current liabilities	10,585	11,725

Long-term accrued restructuring costs, net of current portion	—	988
Long-term payables, net of current portion	1,000	1,333

Total liabilities	11,585	14,046

Stockholders’ equity:
Preferred stock	6,966	—
Common stock	738,625	724,229
Treasury stock	(2,439)	(2,439)
Accumulated other comprehensive gain (loss)	29	(66)
Accumulated deficit	(718,298)	(679,041)

Total stockholders’ equity	24,883	42,683

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$36,468	$56,729

(1)	Derived from the Company’s audited statements as of December 31, 2006, included in the Company’s Form 10-K filed with the Securities and Exchange Commission.

Transmeta Corporation
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2007	2007	2006	2007	2006
Revenue:
Product	$—	$25	$507	$167	$1,457
License	1	—	10,000	1	10,000
Service	43	146	6,810	2,186	34,700

Total revenue	44	171	17,317	2,354	46,157

Cost of revenue:
Product (1)	—	—	9	80	109
License	—	—	39	—	39
Service (1)	18	80	3,913	1,236	20,589
Impairment charge on inventories	—	—	—	364	—

Total cost of revenue	18	80	3,961	1,680	20,737

Gross profit	26	91	13,356	674	25,420

Gross margin %	59.1%	53.2%	77.1%	28.6%	55.1%

Operating expenses:
Research and development (1)	1,336	2,537	4,838	8,809	12,859
Selling, general and administrative (1)	6,107	5,644	4,847	17,857	16,434
Restructuring charges, net	109	1,920	107	8,694	277
Amortization of patents and patent rights	1,711	1,711	1,711	5,134	5,134
Impairment charge on long-lived and other assets	—	8	—	302	—

Total operating expenses	9,263	11,820	11,503	40,796	34,704

Operating (loss) income	(9,237)	(11,729)	1,853	(40,122)	(9,284)
Interest income and other, net	247	365	708	1,102	1,801
Interest expense	(83)	(86)	(42)	(237)	(114)

Net income (loss)	(9,073)	(11,450)	2,519	(39,257)	(7,597)

Deemed dividend for beneficial conversion feature of preferred stock	(3,630)	—	—	(3,630)	—

Net income (loss) attributable to common shareholders	$(12,703)	$(11,450)	$2,519	$(42,887)	$(7,597)

Net income (loss) per share attributable to common shareholders—basic	$(1.24)	$(1.15)	$0.26	$(4.26)	$(0.78)

		$—
Net income (loss) per share attributable to common shareholders—fully diluted	$(1.24)	$(1.15)	$0.25	$(4.26)	$(0.78)

Weighted average shares outstanding — basic	10,236	9,997	9,832	10,066	9,763

Weighted average shares outstanding — fully diluted	10,236	9,997	9,990	10,066	9,763

(1)	Includes charges for stock-based compensation:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2007	2007	2006	2007	2006
Cost of product revenue	$—	$—	$(4)	$—	$5
Cost of service revenue	1	14	239	18	1,603
Research and Development	(271)	364	339	11	1,000
Selling, general and administrative	244	315	527	941	1,720

Total stock-based compensation	$(26)	$693	$1,101	$970	$4,328